UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 30, 2005
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 30, 2005, Medicis Pharmaceutical Corporation (“Medicis”) entered into a Third Amendment to Employment Agreement (the “Amendment”) of Jonah Shacknai, Medicis’ Chairman and Chief Executive Officer, which amended Mr. Shacknai’s employment agreement, dated July 1, 1996, as amended (the “Employment Agreement”). Pursuant to the Amendment, the Employment Agreement is renewed for a five-year period commencing on January 1, 2006, subject extension as provided for in the Employment Agreement, at a annual base salary equal to Mr. Shacknai’s current salary of $1,020,000. The Amendment also provides for (i) a minimum annual option award to purchase 126,000 shares of Medicis common stock and grant of 25,200 shares of Medicis restricted stock and (ii) certain payments upon Mr. Shacknai’s termination of employment due to his death or disability.
     A copy of the Amendment is attached hereto as Exhibits 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)
10.1	Third Amendment, dated December 30, 2005, between the Company and Jonah Shacknai.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2006	By:	/s/ Mark A. Prygocki, Sr.

Mark A. Prygocki, Sr. Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer